Exhibit 99.1

For Immediate Release

CONTACTS:

Entertainment Gaming Asia Inc.

Traci Mangini

tracimangini@EGT-Group.com

872/802-4227

ENTERTAINMENT GAMING ASIA INC. REPORTS SECOND QUARTER 2016 RESULTS

Hong Kong – August 11, 2016 – Entertainment Gaming Asia Inc. (NASDAQ: EGT) (“Entertainment Gaming Asia” or “the Company”), a gaming company focused on growing gaming markets in Pan-Asia, today reported operating results for the second quarter ended June 30, 2016 and reviewed recent corporate progress.

Key Financial Metrics

•	Consolidated revenue of $2.3 million for the second quarter of 2016
•	Adjusted EBITDA (earnings from continuing operations before interest, taxes, depreciation, amortization and non-cash charges) of $532,000 for the second quarter of 2016
•	Net loss from continuing operations of $81,000 for the second quarter of 2016
•	Cash balance of $33.0 million and zero debt as of June 30, 2016

Second Quarter of 2016 Financial Performance

In the second quarter of 2016, the Company sold its principal assets related to the gaming products operations and exited this business. As a result, all revenue and expenses associated with the gaming products operations have been reclassified as discontinued operations for the periods presented.

The Company’s second quarter of 2016 consolidated revenue, which comprised its gaming operations, was $2.3 million, a decrease of 54% compared to $4.9 million in the second quarter of 2015. The decrease was due to lower average revenue per unit per day of $36 in the second quarter of 2016 compared to $131 in the second quarter of 2015 primarily resulting from the change in the Company’s electronic gaming machines, or EGMs, lease agreement with NagaWorld to a fixed fee compared to the prior participation, or revenue sharing, arrangement. The fixed lease operations with NagaWorld commenced on March 1, 2016, following the expiration of the Company’s participation contract on February 29, 2016, and ended on June 30, 2016 when the fixed lease terminated in connection with the subsequent sale of the Company’s EGMs placed in NagaWorld to a third-party.

Selling, general and administrative expenses were $1.1 million for the second quarter of 2016, essentially unchanged compared to the prior year period due to strict cost controls. Research and development expenses, which related to the development of the social gaming casino platform, totaled $87,000 for the second quarter of 2016 compared to zero in the prior year period. Expenses related to the social gaming platform were minimal for the second quarter of 2016 as a substantial portion of the costs were capitalized in accordance with the relevant accounting standards given the phase of software development of the project.

The Company reported adjusted EBITDA from continuing operations of $532,000 in the second quarter of 2016 compared to $2.8 million in the second quarter of 2015.

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Entertainment Gaming Asia Reports Q2 2016 Earnings Results, 8/11/16	Page 2

The Company reported a net loss from continuing operations of $81,000, or $0.01 per share, for the second quarter of 2016 compared to net income from continuing operations of $1.3 million, or $0.09 per share, for the second quarter of 2015. The weighted average diluted share count was 14.5 million shares for both periods. The decline in net income from continuing operations in the second quarter of 2016 was primarily due to lower revenue partially offset by lower costs under the fixed lease arrangement with NagaWorld and lower depreciation expense as a result of the previous write-down of gaming assets for DreamWorld Poipet as of December 31, 2015.

The Company reported a net loss from the discontinued gaming products operations of $686,000, or $0.04, in the second quarter of 2016. This compared to net income from discontinued operations of $158,000, or $0.01 per share, in the second quarter of 2015.

Clarence Chung, Chairman and Chief Executive Officer of Entertainment Gaming Asia, commented, “We continued our strategic efforts to refine our business operations and position ourselves for new opportunities. While our exit from the gaming products business in the second quarter and two EGM leasing contracts as of June 30, 2016 will have a negative impact on our near-term potential earnings, these transactions provide us a total of approximately $10 million in cash, excluding the potential for earn outs on certain gaming chip and plaque sales. To date, we have received $7.3 million of these proceeds and have built cash resources of over $36 million which, we believe, enhances our ability to pursue and execute on new projects that will fuel long-term growth for the Company.

“Our efforts to develop an online social casino platform are progressing and we expect to commence initial testing in a single market in Asia in the third quarter of 2016. We have developed this free-to-play, mobile, social games app for the Pan-Asian market and intend to monetize it through the in-game-sale of virtual coins that allow players to extend play time or accelerate their progress.

“We are also actively pursuing other projects in new businesses. However, there is no guarantee we will be successful in securing these projects. We look forward to sharing more details should they become more definitive in nature.”

Entertainment Gaming Asia is hosting a conference call and simultaneous webcast at 8:30 a.m. ET today, August 11, 2016, both of which are open to the general public. The conference call number is 800/920-4872 or 212/231-2925. Questions and answers will be reserved for call-in analysts and investors. Interested parties may also access the live call on the Internet at www.EGT-Group.com. Please allow 15 minutes to register and download and install any necessary software.  Following its completion, a replay of the call can be accessed for thirty days on the Internet at www.EGT-Group.com.

About Entertainment Gaming Asia Inc.

Entertainment Gaming Asia Inc. (NASDAQ: EGT), an indirect, majority-owned subsidiary of Melco International Development Limited, is a gaming company engaged in the leasing of electronic gaming machines to the gaming industry in Cambodia and the Philippines.  The Company is also developing a free-to-play online social gaming platform for certain Asian markets.

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Entertainment Gaming Asia Reports Q2 2016 Earnings Results, 8/11/16	Page 3

Forward Looking Statements

This press release contains forward-looking statements concerning Entertainment Gaming Asia within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those forward-looking statements include statements regarding expectations for: the Company’s slot operations business model, growth of the gaming industry in Asia; the Company’s ability to develop and successfully launch a social gaming platform and fund this initiative; expectations for the viability of the social gaming platform, its revenue model and timeline to commence testing; the Company’s expectations for expanding its business model to new businesses that will provide growth for the Company; and, the Company’s ability to secure and execute on new projects and fund those projects. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, risks related to the Company’s ability to: place gaming machines at significant levels and generate the expected amount of net win from the gaming machines placed; identify and implement successful marketing and promotional strategies for the Company’s gaming projects; identify and successfully develop additional projects; acquire additional capital as and when needed; adapt to potential changes in gaming policies and political stability in the countries in which the Company operates; the ability to successfully launch its social gaming platform and operate and compete in the social gaming market; and, those other risks set forth in the Company’s annual report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 30, 2016 and subsequently filed quarterly reports on Form 10-Q. The Company cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims any obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

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Entertainment Gaming Asia Reports Q2 2016 Earnings Results, 8/11/16	Page 4

Entertainment Gaming Asia Inc.

Consolidated Statements of Comprehensive Income/Loss

(Unaudited)

	Three-Month Period Ended June 30,		Six-Month Period Ended June 30,
(amounts in thousands, except per share data)	2016	2015	2016	2015
Revenues:
Gaming operations	2,275	4,914	6,125	8,924

Operating costs and expenses:
Cost of gaming operations
Gaming property and equipment depreciation	392	782	874	1,601
Casino contract amortization	94	611	528	1,222
Other gaming related intangibles amortization	33	63	96	126
Other operating costs	558	969	1,953	1,791
Selling, general and administrative expenses	1,066	1,137	2,108	2,546
Gain on disposition of assets	(21)	(20)	(21)	(24)
Research and development expenses	87	—	485	—
Depreciation and amortization	22	33	54	68
Total operating costs and expenses	2,231	3,575	6,077	7,330
Income from continuing operations	44	1,339	48	1,594

Other (expenses)/income:
Interest expense and finance fees	—	(2)	—	(3)
Interest income	2	3	5	6
Foreign currency (losses)/gains	(44)	(25)	9	(29)
Other	6	5	11	11
Total other (expenses)/income	(36)	(19)	25	(15)
Income from continuing operations before income tax	8	1,320	73	1,579

Income tax expenses	(89)	(17)	(208)	(37)

Net (loss)/income from continuing operations	(81)	1,303	(135)	1,542
Net (loss)/income from discontinued operations, net of tax	(686)	158	(2,107)	490

Net (loss)/income attributable to EGT stockholders	$(767)	$1,461	$(2,242)	$2,032

Other comprehensive loss:
Foreign currency translation	(32)	(16)	(3)	(15)

Comprehensive (loss)/income attributable to EGT stockholders	$(799)	$1,445	$(2,245)	$2,017

Per share data (basic and diluted):
(Loss)/earnings	$(0.05)	$0.10	$(0.16)	$0.14
(Loss)/earnings from continuing operations	$(0.01)	$0.09	$(0.01)	$0.11
(Loss)/earnings from discontinued operations, net of tax	$(0.04)	$0.01	$(0.15)	$0.03

Weighted average common shares outstanding:
Basic	14,462	14,458	14,461	14,454
Diluted	14,462	14,477	14,461	14,474

All historical revenues and expenses associated with the Company’s gaming products division, the principal assets of which were sold in May 2016, have been reclassified as discontinued operations for the presented periods.

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Entertainment Gaming Asia Reports Q2 2016 Earnings Results, 8/11/16	Page 5

Entertainment Gaming Asia Inc.

Consolidated Balance Sheets

	June 30, 2016	December 31, 2015
(amounts in thousands, except per share data)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$33,035	$30,681
Accounts receivable, net	848	724
Amounts due from related parties	94	257
Other receivables	1,565	78
Inventories	99	2,378
Prepaid expenses and other current assets	238	295
Contract amendment fees	—	18
Total current assets	35,879	34,431

Gaming equipment, net	2,275	2,985
Casino contracts	—	528
Property and equipment, net	1,318	5,919
Goodwill	334	332
Intangible assets, net	1,144	391
Deferred tax assets	275	274
Prepaids, deposits and other assets	1,440	425
Total assets	$42,665	$45,285

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$586	$288
Amounts due to related parties	28	239
Accrued expenses	1,565	1,755
Income tax payable	180	2
Deferred revenue	—	9
Customer deposits and other current liabilities	42	529
Total current liabilities	2,401	2,822

Other liabilities	906	880
Deferred tax liability	28	29
Total liabilities	3,335	3,731

Stockholders’ equity:
Common stock, $.001 par value, 38,000,000 shares authorized;14,464,220 shares issued and outstanding	14	14
Additional paid-in-capital	47,784	47,763
Accumulated other comprehensive income	706	709
Accumulated losses	(9,175)	(6,933)
Total EGT stockholders’ equity	39,329	41,553
Non-controlling interest	1	1
Total stockholders’ equity	39,330	41,554
Total liabilities and stockholders’ equity	$42,665	$45,285

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Entertainment Gaming Asia Reports Q2 2016 Earnings Results, 8/11/16	Page 6

Entertainment Gaming Asia Inc.

Adjusted EBITDA from Continuing Operations

(Unaudited)

	Three-Month Period Ended June 30,		Six-Month Period Ended June 30,
(amounts in thousands)	2016	2015	2016	2015
Net (loss)/ income from continuing operations – GAAP basis	$(81)	$1,303	$(135)	$1,542
Interest expense and finance fees	—	2	—	3
Interest income	(2)	(3)	(5)	(6)
Income tax expenses	89	17	208	37
Depreciation and amortization	541	1,489	1,552	3,017
Stock-based compensation expenses	6	20	21	50
Gain on dispositions of assets	(21)	(20)	(21)	(24)
Adjusted EBITDA from continuing operations	$532	$2,808	$1,620	$4,619

Adjusted EBITDA from continuing operations is earnings before interest, taxes, depreciation, amortization, stock-based compensation, and other non-cash operating income and expenses. Adjusted EBITDA from continuing operations is presented exclusively as a supplemental disclosure because management believes that it is widely used to measure the performance, and as a basis for valuation, of gaming companies. Management uses Adjusted EBITDA from continuing operations as a measure of the operating performance of its segments and to compare the operating performance of its operations with those of its competitors. The Company also presents Adjusted EBITDA from continuing operations because it is used by some investors as a way to measure a company’s ability to incur and service debt, make capital expenditures and meet working capital requirements. Gaming companies have historically reported EBITDA as a supplement to financial measures in accordance with generally accepted accounting principles in the United States (“GAAP”). Adjusted EBITDA from continuing operations should not be considered as an alternative to operating income as an indicator of the Company’s performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP. Unlike net income/(loss), Adjusted EBITDA from continuing operations does not include depreciation or interest expense and,  therefore, does not reflect current or future capital expenditures or the cost of capital. The Company compensates for these limitations by using Adjusted EBITDA from continuing operations as only one of several comparative tools, together with GAAP measurements, to assist in the evaluation of operating performance. Such GAAP measurements include operating income, net income/(loss), cash flows from operations and cash flow data. The Company has significant uses of cash flows, including capital expenditures, taxes and other non-recurring charges, which are not reflected in Adjusted EBITDA from continuing operations. Entertainment Gaming Asia’s calculation of Adjusted EBITDA from continuing operations may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

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Entertainment Gaming Asia Reports Q2 2016 Earnings Results, 8/11/16	Page 7

Entertainment Gaming Asia Inc.

Gaming Operations Performance Metrics

	Three-Month Period Ended June 30,		Six-Month Period Ended June 30,
	2016	2015	2016	2015
Net revenue to EGT (in thousands)
Participation operations
Cambodia	$242	$3,992	$2,816	$7,110
Philippines	617	650	1,213	1,320
Service revenue(1)	115	272	338	494
Consolidated participation total	974	4,914	4,367	8,924
Fixed fee operations	1,301	—	1,758	—
Consolidated total	$2,275	$4,914	$6,125	$8,924

Average daily revenue (per unit)
Participation operations
Cambodia	$22	$165	$106	$147
Philippines	$63	$65	$61	$67
Consolidated participation total	$47	$131	$84	$120
Fixed fee operations	$21	$—	$22	$—
Consolidated total	$36	$131	$66	$120

EGM seats in operation (period end)
Participation operations
Cambodia			339	1,018
Philippines			565	540
Consolidated participation total			904	1,558
Fixed fee operations			670	—
Consolidated total			1,574	1,558

(1) Service revenue represents reimbursements of certain expenses, which for accounting purposes, are included in the revenue and grossed up in the cost of gaming operations.

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